1Q 2023 Earnings Supplemental Presentation May 4, 2023 © 2023 Envestnet, Inc. All rights reserved.

2 Safe Harbor Disclosure The forward-looking statements made in this presentation concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the second quarter and full year of 2023, its strategic and operational plans and growth strategy, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this presentation include, but are not limited to, the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets; the amount of our debt and our ability to service our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology (“FinTech”) companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; the failure to protect our intellectual property rights; our ability to introduce new solutions and services and enhancements; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; regulatory compliance failures; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; changes in the level of inflation; general economic, political and regulatory conditions; changes in trade, monetary and fiscal policies and laws; global events, natural disasters, environmental disasters, terrorist attacks and pandemics or health crises, including their impact on the economy and trading markets; social, environmental and sustainability concerns that may arise, including from our business activities; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this presentation. All information in this presentation is as of May 4, 2023, and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this presentation or to report the occurrence of unanticipated events. © 2023 Envestnet, Inc. All rights reserved.

3 Non-GAAP Disclosure Statement This presentation contains the non-GAAP financial measures, “adjusted revenue”, “adjusted EBITDA”, “adjusted net income” and “adjusted net income per diluted share”. • “Adjusted revenue” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenue has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. • “Adjusted net income” represents net income (loss) before deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income (loss) attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. These measures are not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP measures for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix to this presentation. Reconciliations are not provided for guidance on such measures as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision. Our non-GAAP financial measures should not be viewed as a substitute for revenue, net income (loss) or net income (loss) per share determined in accordance with GAAP. © 2023 Envestnet, Inc. All rights reserved.

Envestnet Key Metrics

MISSION

Our mission is to empower advisors and financial service providers with innovative technology, solutions, and intelligence to make financial wellness a reality for everyone.

STRATEGY

- Capture more of the addressable market
- Modernize the digital engagement marketplace
- Open the platform to the ecosystem

Key Financial Metrics

	1Q23	YoY Change
Adjusted Revenue* ($ millions)	$298.8	-7.0%
Adjusted EBITDA* ($ millions)	$55.4	-0.5%
Adjusted EPS* per diluted share	$0.46	-2.1%

Key Business Metrics

Client Assets	$5.3 trillion
Number of Advisors	+106,000
Number of Accounts	~18.5 million
Total Number of Paying Users	+37 million
Total Firms on D&A Platforms	+1,800

*Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures.

© 2023 Envestnet, Inc. All rights reserved.

ENVESTNET

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Envestnet is orchestrating the ecosystem that makes possible a connected, Intelligent Financial Life™

Data drives actionable intelligence

Scaled, cloud-native technology

The widest and growing universe of solutions

Financial Planning, Education, and Behavioral Coaching

- Get out of debt
- Start saving
- Start investing
- Accumulating
- Decumulating
- Estate planning

RIAs, Broker-dealers, Fintechs, Embedders

Investing | **Alternatives** | **Insurance** | **Credit** | **Retirement** | **Trust** | **Health**

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© 2023 Envestnet, Inc. All rights reserved.

6 2023 First Quarter Results 3Q22 Outlook 1Q23 GAAP Results 1Q23 Adjusted Results** YoY Change (%)* Revenue $298.7 $298.8 -7.0% Adjusted EBITDA** -- $55.4 -0.5% EPS per diluted share $(0.76) $0.46 -2.1% *YoY change represents 1Q23 results vs. 1Q22 results for Adjusted Results. **Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures. (in millions except for per share amounts) © 2023 Envestnet, Inc. All rights reserved.

7 2023 Full Year Outlook 3Q22 Outlook Initial FY23 Outlook (2/23/23) Updated FY23 Outlook Updated increase vs. initial midpoint Adjusted revenue* $1,240 - $1,260 $1,260 – $1,270 1.2% Adjusted EBITDA* $242 - $252 $253 – $260 3.8% Adjusted EBITDA* Margin 19.5% - 20.0% 20.1% – 20.5% 2.8% Normalized effective tax rate 25.5% 25.5% n/a Diluted shares outstanding 66.3 66.2 n/a Adjusted EPS per diluted share* $1.95-$2.05 $2.11 – $2.19 7.5% *Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. © 2023 Envestnet, Inc. All rights reserved. (in millions except for per share amounts)

8 Path to Accelerating Revenue to Mid-Teens Growth © 2023 Envestnet, Inc. All rights reserved. AUM/A Revenue 2025 Target Growth Rate 13-17% Subscription Revenue 2025 Target Growth Rate 12-16% Subscription • RIA Managed Accounts • Retirement • Insurance • High Net Worth Solutions • Brokerage to Managed • Personalized Investment Solutions • Wealth Data Platform • Retirement • Aggregation & Verification • Asset Manager Partnerships AUM/A 2025

Path to Adjusted EBITDA* Margin Expansion


17.8%
~20%
(Target)
25%
(Target)
Additional Opportunity
(up ~200 basis points)
Creating Efficiency & Expense Reduction
Automation
Integration
Modernizing the Platform
Organization
Outsourcing
Real Estate
Organic Revenue Growth + Accelerants:
AUM/A:
RIA Managed Accounts
Retirement
Insurance
High Net Worth
Brokerage to Managed
Personalized Inv Solutions
Subscription:
Wealth Data Platform
Retirement
Agg & Verification
Asset Mgr. Partnerships
Leveraging Efficiency and Scale
Custody
Net Interest Income
Scale from Revenue Growth and Operational Efficiency
2022
2023
2025

*Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures.

© 2023 Envestnet, Inc. All rights reserved.

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10 Market and Industry Leading Footprint ~17,000 data sources 400 million+ linked consumer accounts 37 million+ Paid Users 700+ Fintech Companies +106,000 advisors $5.3 trillion in assets ~18.5 million investor accounts 16 of 20 of the largest U.S. Banks 47 of 50 of the largest wealth management and brokerage firms 500+ of the largest Registered Investment Advisers Metrics as of March 31, 2023 © 2023 Envestnet, Inc. All rights reserved.

11 Total Platform Assets & Accounts Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Total Platform Assets $5,429.1 $5,720.0 $5,529.9 $4,990.2 $4,800.9 $5,090.7 $5,310.1 1st Party Managed $31.3 $33.7 $32.1 $28.4 $27.0 $28.8 $31.4 AUM $327.3 $362.0 $361.3 $325.2 $315.9 $341.1 $363.2 AUA $431.0 $456.3 $432.1 $352.8 $350.6 $367.4 $379.8 Subscription $4,670.8 $4,901.7 $4,736.5 $4,312.1 $4,134.4 $4,382.1 $4,567.0 Assets ($B) Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Total Accounts 17.3 17.5 17.8 17.9 18.3 18.3 18.5 1st Party Managed 0.2 0.2 0.2 0.2 0.2 0.2 0.2 AUM 1.3 1.3 1.5 1.5 1.5 1.5 1.6 AUA 1.2 1.2 1.2 1.1 1.1 1.1 1.1 Subscription 14.8 15.0 15.2 15.3 15.6 15.7 15.8 Accounts (M) Growth by Segment Accounts Q1 2023 YoY Growth 1st Party Managed* 1% AUM 8% AUA -4% Subscription 4% Growth by Segment Assets Q1 2023 YoY Growth 1st Party Managed* -2% AUM 1% AUA -12% Subscription -4% *1st party managed represents assets directly managed, and overlay services provided, by Envestnet Asset Management. These accounts and assets are a component of AUM. © 2023 Envestnet, Inc. All rights reserved.

12 7% 9% 13% 8% 7% 8% 10% 5% 2015 2016 2017 2018 2019 2020 2021 2022 41.6% 43.2% 46.6% 48.1% 49.7% 51.2% 53.8% 2015 2016 2017 2018 2019 2020 2021 Secular Tailwinds Growth Opportunity Source: Cerulli Associates, “U.S. Broker/Dealer Marketplace 2022” Source: InvestmentNews, “2022 InvestmentNews Adviser Technology Study” Source: Cerulli Lodestar Source: NewVantage Partners, “Data and AI Leadership Executive Survey 2022”; survey of senior executives at financial services (60%), healthcare/life sciences (21%), and other (19%) companies Wealth Management Firm Tech Expenditure as a Percentage of Revenue (median) 3.10% 3.19% 3.23% 3.22% 3.69% 3.69% 3.73% 2.90% 3.10% 3.30% 3.50% 3.70% 3.90% 2015 2016 2017 2018 2019 2020 2021 Fee-Based Assets as a Percentage of Total Advisor-Managed Assets Organic Asset Growth Rates for the Managed Accounts Industry Percentage of Organizations Reporting an Increase in Data and AI Investments for 2022 92% 8% Investment is increasing Investment is not increasing © 2023 Envestnet, Inc. All rights reserved.

13 Enabling our Clients’ Growth (1) Calculated as Envestnet AUM divided by total managed account industry assets, excluding the wirehouse and direct channels. Industry data was sourced from Cerulli U.S. Broker/Dealer Marketplace 2022 and Cerulli Lodestar. 2022 and Q1 2023 industry fee-based asset data are Envestnet estimates. Total Assets on Envestnet’s Platform vs. Advice Industry Fee-Based Assets Excluding Wirehouses ($T) AUM/A Net Flows ($B) Platform Accounts (M) Envestnet Metrics: © 2023 Envestnet, Inc. All rights reserved. Managed Acct Market Share(1) 5.6% 5.6% 5.7% 6.2% 6.5% 7.1% 7.4% N/A $37 $59 $68 $60 $64 $89 $57 $20 6.1 7.0 10.9 11.9 13.4 17.5 18.3 18.5

14 Strong Balance Sheet and Liquidity Capital Position as of March 31, 2023 Cash and Cash Equivalents $52.7M Annual Cash Interest Expense $19.1M(1) Debt Outstanding on Revolving Line of Credit ($500M) $0.0M Revolving Line of Credit SOFR + spread(2) Convertible Debt Maturing 2023 $45.0M Convertible Debt 2023 1.75% coupon Convertible Debt Maturing 2025 $317.5M Convertible Debt 2025 0.75% coupon Convertible Debt Maturing 2027 $575.0M Convertible Debt 2027 2.625% coupon Net Leverage Ratio < 4.0x (1) Annual Cash Interest Expense reflects 2023 forecast; based on 1Q23 debt and includes bank facility fees. (2) We estimate the spread to be Adjusted SOFR + 225 bps based on our current leverage ratio. © 2023 Envestnet, Inc. All rights reserved.

15 Key Factors To Our Success 1 A leading competitive market position with scale across WealthTech, Solutions, and Data & Analytics 2 Secular tailwinds including fee-based advice, managed accounts, personalization, holistic advice, investment outsourcing, and spending on technology and data 3 Vast market opportunity provides significant organic growth potential featuring net inflows and improving effective fee rate 4 Investments are deepening client engagement and further expanding addressable market 5 Compelling business model with high level of recurring revenue and operating leverage aided by expense management and scalability investments 6 Comprehensive, integrated offering that provides compelling growth opportunities via partnership and acquisition © 2023 Envestnet, Inc. All rights reserved.

Proven Record of Innovation and Growth Cloud-based TAMP Advisor-as- Portfolio- Manager UMA Tamarac RIA solution Advice-centric platform Data Aggregation Financial planning TAMP Integrated Wealth Platform Financial Wellness Ecosystem Fully mobile WM platform Credit Exchange Retirement Solutions Trust Services Exchange Insurance Exchange Advanced AI recommendations Client apps Developer tools © 2023 Envestnet, Inc. All rights reserved. Healthpilot

17 ENV Committed to Corporate Social Responsibility Envestnet is committed to empowering Financial Wellness for our communities, our employees, our advisors, and their clients Social & Human Rights Envestnet conducts our business in a responsible manner for our communities, our employees, our advisors and their clients. We fully support the basic rights of all individuals, follow fair and ethical labor practices and provide meaningful opportunities for development for our employees, promote giving back to the communities where we live and work and offer access to responsible investing. Commitment to the Environment We recognize that a healthy, sustainable future requires environmental stewardship, and we are committed to being mindful of the resources we consume. We continue to explore ways to further improve operational effectiveness and decrease our energy usage and carbon emissions. Strong Corporate Governance We are committed to the long-term success of Envestnet, as well as our shareholders, customers and employees, through strong corporate governance and ethical business practices. © 2023 Envestnet, Inc. All rights reserved.

Appendix

Illustrative Market Impact on Annualized Financials

Assuming +/-5% market change[(1)]

Asset-based revenue	Direct Expense	Adjusted EBITDA* unmitigated
↑↓ ~$36M	↑↓ ~$22M	↑↓ ~$14M

Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives.

[(1)]Amounts represent annualized impact applicable to a 5% change in asset values on 1Q23 Annualized Revenue.

*Non-GAAP financial measure. See Non-GAAP Disclosure Statement and Appendix for definitions and reconciliations of non-GAAP measures.

ENVESTNET 19

© 2023 Envestnet, Inc. All rights reserved.

Illustrative Market Impact Calculations

Illustrative Market Impact Model *($ in millions)*	**Assumptions**	
Total Revenue	1Q23 revenue, annualized	$1,196
x % asset-based	~60% of total revenue	60%
x % Blended Market Change[(a)]	See below calculation	-5%
= Revenue impact		($36)
- Impact on asset-based direct expenses	~60% of asset-based revenue	($22)
= Impact on Adjusted EBITDA[(1)]	Unmitigated impact	($14)

[(a)]Blended Market Change		
% exposure to equity	60% equity allocation	60%
x % equity market performance	Assuming 5% equity market decline	-5%
+ % exposure to bond market	40% bond allocation	40%
x % bond market performance	Assuming 5% bond market decline	-5%
= Blended Market Change		-5%

- Approximately 80% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters.
- More than half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline.
- This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation and changing its discretionary hiring and spending plans.

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© 2023 Envestnet, Inc. All rights reserved.

21 Outlook Table The Company provided the following outlook for the quarter ending June 30, 2023, and full year ending December 31, 2023. This outlook is based on the market value of assets on March 31, 2023. We caution that we cannot predict the market value of our assets on any future date. See slide 2 for more information. In Millions Except Adjusted EPS 2Q 2023 GAAP: Revenue: Asset-based $ 186.0 – 187.5 Subscription-based $ 117.5 – 118.0 Total recurring revenue $ 303.5 – 305.5 Professional services and other revenue $ 8.5 – 9.5 Total Revenue: $ 312.0 – 315.0 Asset-based cost of revenue $ 109.0 – 109.5 Total cost of revenue $ 123.5 – 124.0 Net income (a) Diluted shares outstanding 66.5 Net income per diluted share (a) Non-GAAP: Adjusted revenue(1): Asset-based $ 186.0 – 187.5 Subscription-based $ 117.5 – 118.0 Total recurring revenue $ 303.5 – 305.5 Professional services and other revenue $ 8.5 – 9.5 Total Adjusted Revenue: $ 312.0 – 315.0 Adjusted EBITDA(1) $ 55.0 – 57.0 Adjusted Net Income per Diluted Share(1) $ 0.45 – 0.46 FY 2023 $ 1,260 – 1,270 (a) 66.2 (a) $ 1,260.0 – 1,270.0 $ 253.0 – 260.0 $ 2.11 – 2.19 (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. (1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. © 2023 Envestnet, Inc. All rights reserved.

22 Reconciliation of Non-GAAP Financial Measures Three Months Ended March 31, (in thousands) (unaudited) 2023 2022 Total revenue $ 298,707 $ 321,363 Deferred revenue fair value adjustment 52 54 Adjusted revenue $ 298,759 $ 321,417 Net loss $ (42,761) $ (14,708) Add (deduct): Deferred revenue fair value adjustment 52 54 Interest income (1,358) (321) Interest expense 6,320 4,853 Income tax provision 23,769 2,020 Depreciation and amortization 32,941 31,618 Non-cash compensation expense 19,453 21,814 Restructuring charges and transaction costs 4,163 2,346 Severance 6,188 3,106 Litigation, regulatory and other governance related expenses 3,074 3,077 Foreign currency 33 (108) Non-income tax expense adjustment (168) 24 Loss allocations from equity method investments 2,940 1,545 Loss attributable to non-controlling interest 778 377 Adjusted EBITDA $ 55,424 $ 55,697 © 2023 Envestnet, Inc. All rights reserved.

23 Reconciliation of Non-GAAP Financial Measures Three Months Ended March 31, (in thousands, except share and per share information) (unaudited) 2023 2022 Net loss $ (42,761) $ (14,708) Income tax provision 23,769 2,020 Loss before income tax provision (18,992) (12,688) Add (deduct): Deferred revenue fair value adjustment 52 54 Non-cash interest expense 1,442 2,059 Cash interest - Convertible Notes 4,565 2,480 Non-cash compensation expense 19,453 21,814 Restructuring charges and transaction costs 4,163 2,346 Severance 6,188 3,106 Amortization of acquired intangibles 16,940 17,520 Litigation, regulatory and other governance related expenses 3,074 3,077 Foreign currency 33 (108) Non-income tax expense adjustment (168) 24 Loss allocations from equity method investments 2,940 1,545 Loss attributable to non-controlling interest 778 377 Adjusted net income before income tax effect 40,468 41,606 Income tax effect (10,319) (10,610) Adjusted net income $ 30,149 $ 30,996 Basic number of weighted-average shares outstanding 54,143,259 54,903,677 Effect of dilutive shares: Options to purchase common stock 88,323 156,349 . Unvested restricted stock units 463,719 568,914 . Convertible notes 11,470,645 9,898,549 . Warrants — 51,764 . Diluted number of weighted-average shares outstanding 66,165,946 65,579,253 Adjusted net income per share - diluted $ 0.46 $ 0.47 © 2023 Envestnet, Inc. All rights reserved.

Reconciliation of Non-GAAP Financial Measures

	Year ended December 31,										
(in millions) (unaudited)	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**
Net income (loss)	$0.47	$3.66	$13.98	$4.44	($55.57)	($3.28)	$4.01	($17.20)	($2.64)	$12.69	($85.48)
Accretion on contingent consideration and purchase liability	-	-	-	0.89	0.15	0.51	0.22	1.77	1.69	0.73	-
Deferred revenue fair value adjustment	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27	0.69	0.28	0.22
Depreciation and amortization	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27	113.66	117.77	130.55
Fair market value adjustment to investment in private company	-	-	-	-	-	-	-	-	-	(0.76)	(0.40)
Fair market value adjustment on contingent consideration liability	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)	(3.11)	(1.07)	-
Foreign currency	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)	0.12	(0.01)	1.42
Impairment of equity method investment	-	-	-	-	0.73	-	-	-	-	-	-
Imputed interest expense on contingent consideration	-	0.79	1.47	-	-	-	-	-	-	-	-
Income tax provision (benefit)	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)	7.67	7.06
Interest expense	-	-	0.63	10.27	16.60	16.35	25.20	32.52	31.50	16.93	16.84
Interest income	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)	(0.83)	(4.18)
Litigation related expense	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88	7.83	7.59	6.06
Loss allocation from equity method investments	-	-	-	-	1.42	1.47	1.15	2.36	5.40	7.09	8.87
(Income) loss attributable to non-controlling interest	-	-	1.23	1.64	1.08	0.32	1.79	0.11	(1.83)	(0.70)	2.30
Non-cash compensation expense	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44	57.11	68.02	80.33
Non-income tax expense adjustment	-	-	-	-	6.23	0.35	(0.59)	0.37	0.42	(1.35)	0.80
Non-recurring gains	-	-	-	-	-	-	-	-	(5.88)	-	-
Other	-	-	(1.83)	0.07	(1.38)	-	-	-	-	-	-
Re-audit related expenses	-	3.11	-	-	-	-	-	-	-	-	-
Restructuring charges and transaction costs	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56	19.38	18.49	35.14
Severance	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37	25.11	11.35	30.12
Gain on acquisition of equity method investment	-	-	-	-	-	-	-	-	(4.23)	-	-
Gain on settlement of liability	-	-	-	-	-	-	-	-	-	(1.21)	-
Gain on insurance reimbursement	-	-	-	-	-	-	-	-	-	(0.97)	-
Gain on sale of interest in private company	-	-	-	-	-	-	-	-	(1.65)	-	-
Dilution gain on equity method investee share issuance	-	-	-	-	-	-	-	-	-	-	(9.52)
Adjusted EBITDA	**$23.99**	**$38.59**	**$55.94**	**$76.07**	**$99.44**	**$128.89**	**$157.55**	**$193.29**	**$242.94**	**$261.73**	**$220.13**

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© 2023 Envestnet, Inc. All rights reserved.